UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 20, 2015

AMERI Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26460	95-4484725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Canal Pointe Boulevard, Princeton, New Jersey		08540
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (732) 243-9250

100 Canal Pointe Building, Princeton, New Jersey 08540
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Purchase Agreement
On November 20, 2015, AMERI Holdings, Inc. (the "Company" or "AMERI"), acquired 100% of the shares of Bellsoft, Inc. ("Bellsoft"), a Georgia corporation, pursuant to the terms of a Share Purchase Agreement ("Purchase Agreement") among AMERI, Bellsoft and all of the shareholders of Bellsoft (the "Shareholders").  Bellsoft is a global systems integrator specializing in providing ERP, CRM, BI and web solutions and is based in Lawrenceville, Georgia.
The purchase price for the acquisition of Bellsoft consisted of: (a) a cash payment in the amount of $3,000,000 at closing, (b) 235,295 shares of the AMERI's common stock at closing, (c) $250,000 quarterly cash payments to be paid on the last day of each calendar quarter of 2016, (d) a $1,000,000 cash distribution to be paid 5 days following closing, (e) certain amounts in connection with Bellsoft's accounts receivable and (f) earn-out payments to be paid, if earned, in the last quarter of 2016 and 2017, all as more particularly outlined in the Purchase Agreement.  The total consideration paid excludes transaction costs.
The parties to the Purchase Agreement have made customary representations, warranties and covenants therein.  The foregoing description of the Bellsoft acquisition is included to provide information regarding its terms.  It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.  A copy of the press release announcing the Bellsoft acquisition is furnished as Exhibit 99.1 to this Form 8-K.
Credit Agreement
Concurrently with its acquisition by AMERI, Bellsoft entered into a Revolving Credit and Security Agreement (the "Credit Facility") with Federal National Payables, Inc., a Delaware corporation doing business as Federal National Commercial Credit (the "Lender").  Up to $6 million principal amount of advances may be extended under the Credit Facility. The Credit Facility will be used to pay a portion of the costs associated with the acquisition of Bellsoft, with the balance being available for general working capital of Bellsoft.
The Credit Facility has a term of two years, which will automatically renew unless a written notice of termination is given by Bellsoft or the Lender to the other at least 60 days prior to the end of the original or any renewed term.
Interest under the Credit Facility will accrue on the higher of (a) the outstanding principal amount of advances under the Credit Facility and (b) $2,000,000 at a per annum rate equal to the Prime Rate plus 1.00%, which will be payable monthly in arrears.  With each payment of interest, Bellsoft will also pay a servicing fee of 0.38% multiplied by the higher of (a) the average daily principal amount of advances under the Credit Facility for the previous calendar month or portion thereof and (b) $2,000,000.

The Credit Facility contains financial and other covenant requirements, including, but not limited to, financial covenants that require Bellsoft to maintain working capital and net income levels as set forth in the Credit Facility. The Credit Facility also will restrict Bellsoft from making any payment or distribution with respect to, or purchasing, redeeming, surrendering or cancelling, any equity interests in Bellsoft or AMERI and making any payments in respect of management fees, lease or rental payments or indebtedness of Bellsoft or AMERI or any of their affiliates, other than as specifically provided for in the Credit Facility.
The amounts borrowed by Bellsoft under the Credit Facility are guaranteed by AMERI.  The Credit Facility is secured by substantially all of Bellsoft's assets.  The foregoing description of the Credit Facility is included to provide information regarding its terms.  It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Revolving Credit and Security Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets
The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.
Item 3.02 Unregistered Shares of Equity Securities.
As described under Item 1.01 of this Current Report on Form 8-K, on November 20, 2015, the Company became obligated to issue approximately 235,295 shares of its common stock to the Shareholders as part of the total consideration for the purchase of the shares of Bellsoft.  The shares were issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(a)(2) of the Securities Act as a private offering.  Such issuance did not involve a public offering, and was made without general solicitation or advertising.  In addition to compliance with securities laws, sales of these shares are subject to restricted stock agreements with each of the Shareholders.
Item 9.01.  Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired.
The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.
(b) Pro Forma Financial Information.
The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits.
Exhibit 2.1
Share Purchase Agreement, dated as of November 20, 2015, by and among AMERI Holdings, Inc., Bellsoft, Inc., and all of the shareholders of Bellsoft. (Schedules, exhibits and similar attachments to the Purchase Agreement that are not material have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Registrant will furnish supplementally a copy of any omitted schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request.)

Exhibit 10.1
Revolving Credit And Security Agreement, dated as of November 20, 2015, between Bellsoft, Inc. and Federal National Payables, Inc., doing business as Federal National Commercial Credit. (Schedules, exhibits and similar attachments to the Credit Facility that are not material have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Registrant will furnish supplementally a copy of any omitted schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request.)

Exhibit 99.1	Press Release, dated November 20, 2015.

This Current Report on Form 8-K, including the information in the attached press release, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, made in this Current Report on Form 8-K, including statements made in the attached press release, are forward looking and subject to change. Examples of forward-looking statements include statements related to our future economic performance (including anticipated revenues and earnings) and our business plans and objectives (including our intended product releases and planned ship dates), which may include certain assumptions that underlie the forward-looking statements. These forward-looking statements are subject to business and economic risk and reflect management's current expectations, and involve subjects that are inherently uncertain and difficult to predict. Our actual results could differ materially from expected results expressed in forward-looking statements. We will not necessarily update information if any forward-looking statement later turns out to be inaccurate. Risks and uncertainties that may affect our future results include, but are not limited to, those discussed in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015 as filed with the Securities and Exchange Commission ("SEC") on August 14, 2015, as well as in Item 2.1 of the Current Report on Form 8-K that we filed with the SEC on June 1, 2015 and in other documents we have filed with the SEC.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 23, 2015	AMERI HOLDINGS, INC.

	By:	/s/ Giri Devanur
Giri Devanur
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 2.1
Share Purchase Agreement, dated as of November 20, 2015, by and among AMERI Holdings, Inc., Bellsoft, Inc., and all of the shareholders of Bellsoft. (Schedules, exhibits and similar attachments to the Purchase Agreement that are not material have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Registrant will furnish supplementally a copy of any omitted schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request.)

Exhibit 10.1
Revolving Credit And Security Agreement, dated as of November 20, 2015, between Bellsoft, Inc. and Federal National Payables, Inc., doing business as Federal National Commercial Credit. (Schedules, exhibits and similar attachments to the Credit Facility that are not material have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Registrant will furnish supplementally a copy of any omitted schedule, exhibit or similar attachment to the Securities and Exchange Commission upon request.)

Exhibit 99.1	Press Release, dated November 20, 2015.